Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of December 20, 2006 (this “Amendment”) by and among THE BISYS GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).
     WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of January 3, 2006, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 2006, and as further amended by that certain Second Amendment to Credit Agreement dated as of November 15, 2006 (as in effect on the date hereof, the “Credit Agreement”);
     WHEREAS, the Borrower desires to exercise its right to request an additional term loan pursuant to Section 2.12 of the Credit Agreement in an initial aggregate principal amount of $50,000,000;
     WHEREAS, in connection with the making of such term loan, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Amendments to Credit Agreement.
     (a) The Credit Agreement is hereby amended by deleting the definitions of “Collateral Trigger Date” and “Recharacterized Subsidiary” appearing in Section 1.1 thereof in their entirety
     (b) The Credit Agreement is hereby further amended by deleting the definition of “Significant Subsidiary” appearing in Section 1.1 thereof in its entirety and substituting in lieu thereof the following:
     “‘Significant Subsidiary’ means any Subsidiary which, as of the last day of the most recently completed fiscal quarter, satisfies any one or more of the following three tests: (i) the Borrower’s and the other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets, (ii) the Borrower’s and the other Subsidiaries’ proportionate share of Consolidated Total Assets (after intercompany eliminations) consisting of the property of such Subsidiary exceeds 10% of Consolidated Total Assets or (iii) the Borrower’s and the other Subsidiaries’ equity in the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Subsidiary exceeds 10% of the income (to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP.”
     (c) The Credit Agreement is hereby further amended by deleting the definition of “Term Commitment” appearing in Section 1.1 thereof in its entirety and substituting in lieu thereof the following:
     “‘Term Commitment’ means, with respect to each Lender having a Term Commitment, the commitment of such Lender to make a Term Loan in an amount not exceeding the amount of such Lender’s Term Commitment as set forth on the signature page to the Third Amendment or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable, as such Term Commitment may be adjusted from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The aggregate amount of the Term Commitments on the Third Amendment Date is $50,000,000.”
     (d) The Credit Agreement is hereby further amended by adding the following new definition in its appropriate alphabetical place in Section 1.1 of the Credit Agreement:
     “‘Third Amendment’ means that certain Third Amendment to Credit Agreement dated as of December 20, 2006 by and among the Borrower, the Lenders party thereto and the Administrative Agent.”
     (e) The Credit Agreement is hereby further amended by adding the following new definition in its appropriate alphabetical place in Section 1.1 of the Credit Agreement:
     “‘Third Amendment Date’ means December 20, 2006.”
     (f) The Credit Agreement is hereby further amended by deleting Section 2.1(b) of the Credit Agreement in its entirety and replacing such Section with the following new Section 2.1(b):
     “(b) Subject to the terms and conditions hereof, each Lender having a Term Commitment severally agrees to make a Term Loan to the Borrower in dollars in a single draw on the Term Loan Funding Date in a principal amount not exceeding such Term Commitment. If the Term Loan is not funded on or before January 15, 2007, the Term Commitment shall automatically terminate. Term Loans which are prepaid or repaid, in whole or in part, may not be reborrowed.”
     (g) The Credit Agreement is hereby further amended by deleting Section 2.7(a) of the Credit Agreement in its entirety and replacing such Section with the following new Section 2.7(a):
     “(a) Unless previously terminated, the Term Commitments shall terminate upon the earlier of (i) the making of the Term Loans on the Term Loan Funding Date or (ii) January 15, 2007, and the Revolving Commitments (together with the Letter of Credit Commitment) shall terminate on the last day of the Availability Period.”

     (h) The Credit Agreement is hereby further amended by deleting Section 4.12 of the Credit Agreement in its entirety and replacing such Section with the following new Section 4.12:
     “4.12 Subsidiaries
     Schedule 4.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary on the Agreement Date and identifies each such Subsidiary as a Domestic Subsidiary, a Foreign Subsidiary, Exempt Subsidiary and/or a Significant Subsidiary (as determined as of the Agreement Date).”
     (i) The Credit Agreement is hereby further amended by deleting Section 5.4 of the Credit Agreement in its entirety and replacing such Section with the following new Section 5.4.
     “5.4 Term Loan Funding Date
     The obligations of the Lenders to make the Term Loan shall not become effective until the date on which the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Term Loan Funding Date, whether pursuant to the Credit Agreement, any other Loan Document or any separate fee letter, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.”
     (j) The Credit Agreement is hereby further amended by deleting Section 6.8(a) of the Credit Agreement in its entirety and replacing such Section with the following new Section 6.8(a):
     “(a) The proceeds of the Loans will be used only (i) to refinance or repay certain existing Indebtedness (ii) for repurchases by the Borrower of its capital stock; (iii) for working capital of the Borrower and the Subsidiaries, (iv) to reimburse the Issuing Bank in respect of LC Disbursements and (v) to finance acquisitions permitted by Section 7.4(l). Letters of Credit shall be issued only in support of the obligation of the Borrower or a Subsidiary in favor of a beneficiary who has requested the issuance of a letter of credit (x) as a condition to a transaction entered into in the ordinary course of business, or (y) as support for Indebtedness permitted by Section 7.1(a) incurred by the Borrower in connection with an acquisition permitted by Section 7.4(l).”
     (k) The Credit Agreement is hereby further amended by deleting Section 6.12 of the Credit Agreement in its entirety and replacing such Section with the following new Section 6.12:
     “6.12 [Intentionally Omitted]”
     (l) The Credit Agreement is hereby further amended by deleting Section 6.14 of the Credit Agreement in its entirety and replacing such Section with the following new Section 6.14:

     “6.14 [Intentionally Omitted]”
     (m) The Credit Agreement is hereby further amended by deleting Article 11 of the Credit Agreement in its entirety and replacing such Article with the following new Article 11:
     “ARTICLE 11 [Intentionally Omitted]”
     Section 2. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 3 below and receipt by the Administrative Agent of each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
     (a) Counterparts of this Amendment duly executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Required Lenders;
     (b) Counterparts of that certain fee letter dated as of the date hereof duly executed by the Borrower, SunTrust Bank and SunTrust Capital Markets, Inc.;
     (c) A duly executed Term Note;
     (d) All fees due and payable by the Borrower on the date hereof, whether pursuant to the Credit Agreement, any other Loan Document or any separate fee letter; and
     (e) Such other documents, agreements, instruments, certificates or other confirmations as the Administrative Agent may reasonably request.
     Section 3. Representations of Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by them of this Amendment. The Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (b) No Violation. Neither the execution, delivery or performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date) or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of this Amendment, and the Credit Agreement, as amended hereby, against the Borrower.
     (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.
     (e) Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).
     Section 4. Amendment as a Loan Document. Each reference in the Credit Agreement or in any of the other Loan Documents to “Loan Documents” shall be deemed to include a reference to this Amendment, and this Amendment shall be a Loan Document for all purposes under the Loan Documents.
     Section 5. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
     Section 6. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     Section 7. Expenses. The Borrower agrees to reimburse the Lenders and the Administrative Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

     Section 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 9. Effect/No Novation. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Neither this Amendment nor any of the transactions contemplated hereby shall be deemed to be a novation of any of the Obligations.
     Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
     Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.
[Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the date first above written.

BORROWER:

THE BISYS GROUP, INC.

By:	/s/ Robert J. Casale Name: Robert J. Casale
Title: Interim President & CEO
[Signatures Continued on Following Page]

[Signature Page to Third Amendment to Credit Agreement
dated as of December 20, 2006 with THE BISYS GROUP, INC.]

ADMINISTRATIVE AGENT AND LENDERS:

SUNTRUST BANK, Individually and as Administrative Agent

By:	/s/ Timothy M. O’Leary Name: Timothy M. O’Leary
Title: Director

Term Commitment: $50,000,000
[Signatures Continued on Following Page]

[Signature Page to Third Amendment to Credit Agreement
dated as of December 20, 2006 with THE BISYS GROUP, INC.]
The following hereby execute this Third Amendment to Credit Agreement to indicate their consent thereto and agreement therewith and to acknowledge that the making of this Third Amendment to Credit Agreement shall not terminate, limit or otherwise adversely affect any of their respective obligations to the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents. Further, the following hereby reaffirm their respective continuing obligations as a guarantor of the Guaranteed Obligations (as defined in the Guarantee Agreement) under the Guarantee Agreement and their respective obligations under each of the other Loan Documents to which they are a party.

ASCENSUS INSURANCE SERVICES, INC.

BISYS COMMERCIAL INSURANCE SERVICES, INC.

BISYS FINANCING COMPANY

BISYS FUND SERVICES OHIO, INC.

BISYS INSURANCE SERVICE HOLDING CORP.

BISYS INSURANCE SERVICES, INC.

BISYS MANAGEMENT COMPANY

BISYS PRIVATE EQUITY SERVICES, INC.

BISYS RETIREMENT SERVICES, INC.

By: Name:	/s/ Steven J. Kyono Steven J. Kyono
Title:	Executive Vice President of each of the above-listed Guarantors
[Signatures End]